                              EMPLOYMENT CONTRACT

THE STATE OF TEXAS         )(
                           )(      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MIDLAND          )(

         This Employment Contract (Agreement) is made and entered into on or as of the 23rd day of May, 2000.

         By this Agreement, CAP ROCK ELECTRIC COOPERATIVE, INC., referred to in this agreement as "Cooperative", acting by and through its President and Chief Executive Officer, David W. Pruitt, hereinafter referred to as "Pruitt" employs Mickey Sims, referred to in this Agreement as "Sims", and who accepts employment on the following terms and conditions:

                                    ARTICLE 1

                               TERMS OF EMPLOYMENT

         By this Agreement, the Cooperative, acting by and through and under the direction of Pruitt, employees Sims and Sims accepts employment with the Cooperative for an initial term of two (2) years. Unless a written notice to terminate this Agreement is executed and properly delivered by either party prior to an anniversary date and subject to a satisfactory evaluation by Pruitt of Sims on the annual employee appraisal, this Agreement shall annually and automatically be renewed for an additional term of two (2) years. This Agreement may, however, be terminated earlier, as provided in
Article 4, below.

                                    ARTICLE 2

                       EMPLOYMENT COMPENSATION & BENEFITS

2.01 As compensation for all services rendered under this Agreement, Sims shall be paid by Cooperative an annual salary of $110,000.00 per year, together with an annual salary adjustment in an amount at least equal to any approved across the board salary adjustments for all employees. Additionally, upon the execution of this Agreement, Sims shall receive a $100,000.00 signing bonus to be paid as Sims directs at his discretion, immediately, or deferred over time as Sims directs the Cooperative.

2.02 Sims shall receive a benefit package which is equivalent to or better than the benefit package that he currently has with his current employer. Sims shall provide the Cooperative with necessary information about his current benefit package so that the Cooperative and Sims can work together to arrange such a benefit package.

2.03 The term "benefit package" shall include annual leave, sick leave, vacation, retirement or 401k plans, holiday pay, etc. Sims, in recognition of his previous years of service in the telecommunications industry, shall immediately be vested with three (3) weeks of vacation and shall accrue three
(3)

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weeks of vacation per year during his employment with the Cooperative.
Additionally, Sims shall be entitled up to five (5) days of "paid executive education" courses per year.

2.04 During the term of this Agreement, Sims shall have the potential to earn up to five times his base salary in bonuses or other forms of compensation in any given calendar or fiscal year. Such bonuses shall be awarded in accordance with a procedure for accomplishing goals and/or results in accordance with targets established by Pruitt and Sims each calendar or physical year.

2.05 Because Sims' duties will from time to time require him to work outside of; and in addition to, the Cooperative's established normal work week, work days and work hours, Sims shall be allowed to take compensatory time off.

2.06 The parties recognize that Sims' current domicile is in Lubbock, Texas. The parties agree that for at least the first seven (7) years that this Agreement is in effect, Sims shall perform his duties pursuant to this Agreement by working at such location as he chooses, at his discretion, so long as he is able to perform the duties hereunder at such location.

2.07 The Cooperative shall furnish Sims a vehicle during his employment and shall pay the monthly dues for Sims' membership at the Lubbock Country Club.

                                    ARTICLE 3

                               COVENANT TO PERFORM

3.01 Sims agrees and covenants to perform his work and services diligently and use his best efforts to faithfully comply with all of the assignments duly made to him on behalf of the Cooperative by Pruitt.

3.02 Sims agrees to execute and honor and abide by the Cooperative's "Employee Pledge and Proprietary Rights and Information Agreement" which all other employees of the Cooperative have executed and agreed to, a copy of which is attached hereto as Exhibit "A".

                                   ARTICLE 4

                              TERM AND TERMINATION

4.01 The Cooperative shall employ Sims pursuant to this Agreement for the two (2) year term beginning with the effective date of his employment hereunder, yearly renewable subject to and following a satisfactory evaluation employee appraisal report on Sims by Pruitt, for successive two year terms. However, if during such employment, Sims fails or refUses to perform the work and services assigned to him on behalf of the Cooperative by Pruitt, or should he become derelict in so performing, or become unable to perform, or otherwise become in substantial breach of this Agreement, all as may be determined by Pruitt in his sole discretion, or otherwise so act as to give the Cooperative cause, this Agreement shall, at Pruitt's sole option, cease and terminate and any of

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Sims' rights hereunder not already finally vested shall cease on or at such time as Pruitt shall notify Sims in writing. The term "cause" shall include the following:

         1. Knowingly, willfully and substantially, during the term of this Agreement, neglects the duties that Sims is required to perform under the terms of this Agreement.

         2. Knowingly, willfUlly and substantially, during the term of this Agreement, commits clearly dishonest acts toward the Cooperative with the intent to injure or damage the Cooperative.

         3. Insubordination or failing to follow the directives of the President/CEO.

4.02 If Sims' employment terminates for any reason other than as provided for in paragraph 4.01, the Cooperative shall pay Sims a lump sum cash settlement equal to the total salary then in effect for the two (2) year term of the Contract, plus the amount the Cooperative would have paid during such period for Sims' benefit package, including any accrued but untaken vacation, sick leave, compensatory time, bonuses and other compensation authorized by the Board of Directors.

4.03 Notwithstanding paragraphs 4.01 and 4.02, this Agreement and Sims's employment hereunder may be terminated at such time and upon such terms and conditions as the parties may mutually agree.

                                   ARTICLE 5

                    TRADE SECRETS AND CONFIDENTIAL INFORMATION

5.01 During the term of Sims' employment, the Company will provide Sims access to, so he may become familiar with, various trade secrets and other confidential or proprietary information of the Company, train his in the use of same, and provide associates a working environment in which he can contribute toward enhancing same and upgrading his general knowledge. Trade secrets, proprietary information and confidential information encompass, without limitation, anything which is owned by the Company and is regularly used in the operation of the business of the Company to obtain a competitive advantage over the Company's competitors who do not know, have access to, or utilize such information or trade secrets. Proprietary information further includes, but is not limited to, records, files, documents, bulletins, publications, manuals, financial data and information concerning and the identity of customers, prospects and suppliers. Trade secrets further include, but are not limited to, specifications, software programs, both the source code and the object code, documentation, flow charts, diagrams, schematics, data, data bases, and business and production methods and techniques.

5.02 Sims acknowledges that such training and the use of the trade secrets and confidential or proprietary information will enable him to perform his job and enhance his compensation. Sims recognizes and acknowledges that the trade secrets and other confidential or proprietary information of the Company are valuable, special and unique and that the protection thereof is of critical importance to the Company in maintaining its competitive position. Sims, therefore, covenants and agrees that, except as required by his employment hereunder or with the express

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prior written consent of the Company, he shall not, during the term of his employment by the Company or at anytime thereafter, either directly or indirectly, make independent use of, publish or otherwise disclose any of the aforesaid trade secrets or other confidential or proprietary information of the Company (whether acquired, learned, obtained or developed by him alone or in conjunction with others) to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or allow any other person, firm, corporation, association or other entity to make use of, publish or disclose any of the aforesaid trade secrets or other confidential or proprietary information. Sims agrees not to use, steal, or appropriate such items or versions thereof, whether copies or reconstructed from memory or otherwise, in any manner. Sims further recognizes and acknowledges that in order to enable Company to perform services for its customers and engage in Company's business, information may be furnished to the Company that is confidential information and that the goodwill afforded to Company depends upon, among other things, Company and its employees keeping such services and information confidential. Sims therefore agrees that he shall keep all such information of the Company and any of its affiliates and subsidiaries completely and absolutely confidential. This agreement not to disclose confidential information shall survive after the term of Sims' employment pursuant to this Agreement. Therefore, Sims shall be bound by his agreement herein not to disclose confidential information of the Company and its affiliates or subsidiaries both during his employment with the Company and after his employment with the Company is terminated. A violation by Sims of this Article shall be a material violation of this Agreement and will justify legal and/or equitable relief. Sims recognizes that if he breaches this agreement and discloses confidential information or trade secrets of the Company or any of its affiliates or subsidiaries, the Company will suffer substantial, irreparable and continuing injuries, damages and costs attendant thereto. Further, recognizing that money damages may not provide adequate relief, Sims agrees that, in the event that he breaches or threatens to breach this Agreement, the Company shall be entitled to a preliminary or permanent injunction in order to prevent the continuation of such harm and, as liquidated damages, Sims shall forfeit all payments made pursuant to this Agreement from the date the Agreement was breached and any payments that are or may be due pursuant to this Agreement, as well as any rights or benefits, including health insurance benefits.

5.03 Sims and the Company acknowledge and agree that the fact that the Parties have entered into this Agreement and the terms of this Agreement are confidential. Neither of the Parties may therefore disclose the terms of this Agreement to others, except as necessary with regard to the filing of income taxes and other necessary documents or as required by law, or pursuant to a subpoena or court order, unless such disclosure has been approved by the other Party's written permission.

                                   ARTICLE 6

                           NON-COMPETITION AGREEMENT

         Sims agrees that upon his termination of employment from the Company, for a period of Five (5) years, he will not engage or participate, directly or indirectly, in competition with the Company or any of its affiliates or subsidiaries without the prior written consent of the Company which consent shall not be unreasonably withheld. This Agreement shall prohibit Sims from,

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

among other things, attempts to serve or assist others in serving the Company's present or potential customers. Sims further agrees that he will never at any time after executing this Agreement, assist any person or entity in buying, merging with or acquiring the Company unless the Company consents in writing.

                                   ARTICLE 7

                        SUPERSESSION AND EFFECTIVENESS

7.01 This Agreement supersedes any other agreement or understanding, written or oral, between the parties with respect to the matters covered hereunder, and it contains the entire understanding of the parties and all of the covenants and agreements between them with respect to Sims' employment.

7.02 This Agreement shall bind and be for the benefit of the parties to the agreement, as well as their respective successors, heirs and assigns, it being understood, however that this Agreement may be assigned only with the written consent of both parties.

7.03 The existence and effectiveness of this Agreement between the parties hereto does not preclude or otherwise interfere with employment of Sims by subsidiary corporations of Cap Rock Electric Cooperative, Inc., or by any corporation organized by the Cooperative's Board of Directors for the benefit of the Cooperative, or the receipt of compensation by Sims from any such corporations.

7.04 This Agreement shall become binding upon the parties from and as of the date of the execution.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals, one being retained by each, on or as of the 23rd day of May, 2000.

                                       CAP ROCK ELECTRIC COOPERATIVE, INC.


---------------------------------      ----------------------------------------
MICKEY SIMS                            DAVID W. PRUITT, President/CEO


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

THE STATE OF TEXAS                  )(
                                    )(
COUNTY OF MIDLAND                   )(


     This instrument was acknowledged before me on this the 23rd day of May, 2000, by DAVID W. PRUITT, President/Chief Executive Officer of Cap Rock Electric Cooperative, Inc., a Texas cooperative corporation, on behalf of said corporation.

----------------------------         /s/   Sharon A. Hoelscher
     SHARON A. HOELSCHER             ----------------------------------------
[SEAL] MY COMMISSION EXPIRES         Notary Public, State of Texas
          July 11, 2003              Printed Name of Notary: Sharon A. Hoelscher
-----------------------------                                -------------------
                                     My Commission Expires: 7-11-2003
                                                            --------------------


(SEAL)



THE STATE OF TEXAS                  )(
                                    )(
COUNTY OF LUBBOCK                   )(
          -------


         This instrument was acknowledged before me on this the 22 day of May, 2000, by MICKEY SIMS.


                                       /s/ Ester Martinez
                                       --------------------------------------
                                       Notary Public, State of Texas
                                       Printed Name of Notary:
                                       Ester Martinez
                                       --------------------------------------
                                       My Commission Expires: 7-23-2003
                                                             ----------------


(SEAL)                                 --------------------------------------
                                                    ESTER MARTINEZ
                                       [SEAL]  Notary Public, State of Texas
                                              My Commission Expires 7-23-2003
                                       --------------------------------------

                                  EXHIBIT "A"

                         CAP ROCK ELECTRIC COOPERATIVE, INC.

                               EMPLOYEE PLEDGE AND
                    PROPRIETARY RIGHTS AND INFORMATION AGREEMENT

This Agreement sets forth the understanding between you and Cap Rock Electric Cooperative, Inc. ("Cap Rock Electric") concerning your relationship as an employee of Cap Rock Electric and your treatment of Cap Rock Electric's confidential and proprietary information. Cap Rock has agreed to employ you with the understanding and expectation that you agree to and will abide by the following terms and conditions:

          1.   EMPLOYEE PLEDGE

               a. CONDUCT OF EMPLOYEE. I will conduct myself at all times while I am on duty in a manner that will reflect well on Cap Rock Electric Cooperative, Inc. I understand that when people observe me and my actions, they are looking at me as a representative of Cap Rock Electric and will judge Cap Rock Electric through my actions. Therefore, I will conduct myself in a professional and dignified manner at all times.

               b. GIVING THE BEST. I will strive to give the best of my ability in my duties as an employee of Cap Rock Electric and

               c. DEFENDING AND PROMOTING. I will defend and promote the mission statement goals, and decisions of Cap Rock Electric whenever appropriate.

          II.  PROPRIETARY INFORMATION

               You understand that your employment with Cap Rock Electric creates a relationship of a confidential or proprietary nature that may be disclosed to you by Cap Rock Electric or learned by you in the course of your duties at Cap Rock Electric and that relates to; (i) the business of Cap Rock Electric or that of any of its subsidiaries, affiliates, customers, suppliers or (ii) any confidential information of third parties disclosed by Cap Rock Electric. Such confidential and proprietary information includes information concerning business strategies, financial information and forecasts, personnel information and member-consumer lists and is referred to collectively in this Agreement as "Proprietary Information."

               a. CONFIDENTIALITY OF PROPRIETARY INFORMATION. At all times both during your employment by Cap Rock Electric and after its termination, you agree to keep all Proprietary Information in confidence and trust, and you will not use or disclose Proprietary Information without the written consent of Cap Rock Electric, except as may be necessary to perform our duties as an employee of Cap Rock Electric. Upon termination of your employment with Cap Rock Electric, you will promptly deliver to Cap Rock Electric all documents and materials of any kind pertaining to your work with Cap Rock Electric and you will not take with you any documents, materials or copies thereof, whether on paper, magnetic or optical media or any other medium containing Proprietary information.

               b. INFORMATION OF FORMER EMPLOYER. You agree that during your employment at Cap Rock Electric you will not improperly use or disclose and confidential or proprietary information of your former employer.

          III. NO CONFLICTING OBLIGATIONS.

               a. NO CONFLICTING EMPLOYMENT. You agree that during the term of our employment at Cap Rock Electric you will not plan or engage in any other employment, occupation, consulting or other business activity directly related to the business in which Cap Rock Electric is now involved or becomes involved during the term of our employment, nor will you engage in any other activities that conflict with our employment obligations to Cap Rock Electric.

               b. NO CONFLICTING AGREEMENTS. our represent to Cap Rock Electric that you have no other agreements or commitments that would hinder or prevent the full performance of your duties as a Cap Rock Electric employee or your obligations under this Agreement and you agree not to enter into such conflicting agreement during the term of your employment at Cap Rock Electric.

               c. DISCLOSURE OF AGREEMENT. You hereby authorize Cap Rock Electric to notify others, including customers of Cap Rock Electric, and any future employers you may have, of the terms of this Agreement and your responsibilities under this Agreement.

          IV.  NO IMPLIED EMPLOYMENT RIGHTS

               You understand and agree that this Agreement does not confer upon you any right to continued employment by Cap Rock Electric that you would not otherwise have, nor does this Agreement obligate Cap Rock Electric to employ you for any specific period of time.

          V.   GENERAL PROVISIONS

               a. SEVERABILITY. If one or more of the provisions of this Agreement are deemed void by law, the remaining provisions will continue in full force and effect.

               b. GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas.

               c. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and understanding between you and Cap Rock Electric relating to the subject matter of this Agreement. o modification or amendment of this Agreement, nor any waiver of any rights under this Agreement will be effective unless in writing signed by both you and an authorized representative of Cap Rock Electric. Any subsequent changes in your duties,salary or compensation will not affect the validity or scope of this Agreement.

               d. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon your heirs, executors, administrators and other legal representative and will be for the benefit of Cap Rock Electric, it successors and assigns.


/s/ Mickey L. Sims                                            May 22, 2000
---------------------------                            ------------------------
    Employee Signature                                        Date Signed

Mickey L. Sims
---------------------------
       Print Name

---------------------------                            -----------------------
    CPR Representative                                        Date Signed